Exhibit 99.2

PerkinElmer, Inc. 940 Winter Street Waltham, MA 02451 USA	Phone 781.663.6900 Fax 781.663.6052 www.perkinelmer.com

FOR IMMEDIATE RELEASE

November 29, 2010

PerkinElmer Completes Divestiture of Illumination and Detection

Solutions Business

Global leader in human and environmental health closes sale of IDS business to Excelitas

Technologies Corp., an affiliate of Veritas Capital Fund Management L.L.C.

WALTHAM, MA – November 29, 2010 – PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today announced that it has completed the sale of its Illumination and Detection Solutions (IDS) business to Excelitas Technologies Corp., an affiliate of Veritas Capital Fund Management, L.L.C., a New York-based private equity firm.

On August 31, 2010, PerkinElmer entered into an agreement to sell the Company’s IDS business to Veritas, for approximately $500 million in cash ($482 million net of payment for acquired cash balances).

“We are very pleased to announce the completion of our divestiture of the IDS business,” said Robert Friel, chairman and CEO of PerkinElmer. “As announced in August, we believe this transaction enables us to be a more focused, less complex organization with reduced exposure to more cyclical end markets. The completion of the transaction also frees up capital to reinvest in our more attractive businesses, and pursue targeted acquisitions to complement and expand our portfolio, as well as repurchase shares.”

The IDS business consists of over 3,000 employees and 14 manufacturing facilities worldwide and is a leading global provider of high-performance specialty lighting and sensor components, subsystems and integrated solutions to major OEMs serving a number of applications within various health, environmental, and security segments. The business is expected to generate revenue of approximately $300 million in 2010.

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products decline or do not grow as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products may expose us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) restrictions in our credit agreements; (19) our ability to realize the full value of our intangible assets; (20) significant fluctuations in our stock price; (21) reduction or elimination of dividends on our common stock; and (22) other factors which we describe under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer, Inc.

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company has approximately 6,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

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PerkinElmer Contacts:

Investor Relations:

David C. Francisco

Vice President, Investor Relations

PerkinElmer, Inc.

(781) 663-5677

Media Contacts:

Stephanie R. Wasco

Vice President, Corporate Communications

(781) 663-5701

stephanie.wasco@perkinelmer.com

Mario Fante

Corporate Public Relations Manager

(781) 663-5602

mario.fante@perkinelmer.com